As filed with the Securities and Exchange Commission on February 4, 2010

                                                    Registration No. 333-

                                   ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ---------

                           MAGAL SECURITY SYSTEMS LTD.
             (Exact name of registrant as specified in its charter)

                Israel                                  Not Applicable
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

                P.O. Box 70, Industrial Zone, Yehud 56100, Israel
               (Address of Principal Executive Offices) (Zip Code)

                           MAGAL SECURITY SYSTEMS LTD.
                         2003 ISRAELI SHARE OPTION PLAN
                            (Full title of the plan)

                                    ---------

                               Magal-Senstar, Inc.
              13873 Park Center Road, Suite 316, Herndon, VA 20171
                              Attention: President
                     (Name and address of agent for service)

                                Tel: 703-463-3088
                                Fax: 703-463-3089
          (Telephone number, including area code, of agent for service)

                                   Copies to:
       Steven J. Glusband, Esq.                        Sarit Molco, Adv.
     Carter Ledyard & Milburn LLP                 S. Friedman & Co. Advocates
            2 Wall Street                             Europe Israel House
       New York, New York 10005                        2 Weizman Street
            (212) 732-3200                           Tel Aviv 64239 Israel
                                                      +(972) (3) 6931931


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer [ ]                                Accelerated filer [X]
Non-accelerated filer [ ]                          Smaller Reporting Company [ ]


                                    ---------

                         CALCULATION OF REGISTRATION FEE

=============================== ====================== ===================== ====================== =====================
                                                         Proposed maximum       Proposed maximum
Title of securities to be            Amount to be       offering price per     aggregate offering        Amount of
registered                          registered (1)            share                  price          registration fee(2)
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........           37,075 (3)              $4.25 (4)             $157,568.75              $11.24
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........          114,925 (5)              $7.59 (6)             $872,280.75              $62.20
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........          178,000 (5)              $4.09 (6)             $728,020                 $51.91
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........          250,000 (5)              $4.35 (6)           $1,087,500                 $77.54
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........          320,000 (5)              $3.53 (6)           $1,129,600                 $80.54
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Ordinary Shares, par value
NIS 1.0 per share.........          100,000 (5)              $3.48 (6)             $348,000                 $24.82
------------------------------- ---------------------- --------------------- ---------------------- ---------------------
Total.....................        1,000,000                    N/A               $4,322,969.50             $308.25
------------------------------- ---------------------- --------------------- ---------------------- ---------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant's ordinary shares, par value NIS 1.0 per share (the "Ordinary Shares") that may be offered or issued pursuant to the Magal Security Systems Ltd. 2003 Israeli Share Option Plan by reason of stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, as follows: proposed maximum aggregate offering price multiplied by .0000713.

(3) Issuable under options that may be granted in the future under the Registrant's 2003 Israeli Share Option Plan.

(4) Pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices ($4.29 and $4.20) of the Ordinary Shares, as quoted on the NASDAQ Global Market on February 1, 2010.

(5) Issuable under options previously granted under the Registrant's 2003 Israeli Share Option Plan.

(6) Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.


                           ---------------------------


This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                EXPLANATORY NOTE

         The purpose of this Registration Statement on Form S-8 is to register an additional 1,000,000 Ordinary Shares for issuance under the Registrant's 2003 Israeli Share Option Plan (with respect to which options to purchase 962,925 Ordinary Shares were previously granted under the Plan and options to purchase 37,075 Ordinary Shares may be granted in the future under the Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-127340) filed with the Securities and Exchange Commission on August 9, 2005, is incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. EXHIBITS.

         Exhibit No.
         -----------

             4.1          Memorandum of Association, as amended (1)

             4.2          Articles of Association, as amended (2)

             4.3 Magal Security Systems Ltd. Amended and Restated 2003 Israeli Share Option Plan

             5            Opinion of S. Friedman & Co., Advocates

             23.1         Consent of S. Friedman & Co., Advocates (included in
                          Exhibit 5)

             23.2 Consent of Kost Forer Gabbay and Kasierer, a Member of Ernst & Young Global

             24 Power of Attorney (included as part of this Registration Statement)

              ----------------------------------------

              (1) Filed as an exhibit to the Registrant's Registration Statement on Form F-1 (File No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, as subsequently amended, and incorporated herein by reference.

              (2) Filed as Exhibit 3.2 to the Registrant's Registration
                  Statement on Form F-1 (File No. 33-57438), filed with the Securities and Exchange Commission on January 26, 1993, and incorporated herein by reference; and an amendment thereto filed as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-6246), filed with the Securities and Exchange Commission on January 7, 1997, and incorporated herein by reference; and a further amendment thereto filed as an exhibit to the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on June 29, 2001, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yehud, Israel on January 31, 2010.



                                            MAGAL SECURITY SYSTEMS LTD.

                                            By: /s/ Eitan Livneh
                                                ----------------
                                            Name: Eitan Livneh
                                            Title: Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacob Perry and Ilan Ovadia, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Magal Security Systems Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 31, 2010 by the following persons in the capacities indicated.

Signature                                   Title
---------                                   -----

/s/Jacob Perry                              Chairman of the Board of Directors
--------------
Jacob Perry

/s/ Eitan Livneh
----------------
Eitan Livneh                                Chief Executive Officer

/s/Ilan Ovadia
--------------
Ilan Ovadia                                 Chief Financial Officer and
                                            Principal Accounting Officer

/s/Jacob Even-Ezra
------------------
Jacob Even-Ezra                             Director

/s/Nathan Kirsh
---------------
Nathan Kirsh                                Director

/s/Shaul Kobrinsky
------------------
Shaul Kobrinsky                             Director

/s/Zeev Livne
-------------
Zeev Livne                                  Director

/s/Jacob Nuss
-------------
Jacob Nuss                                  Director

/s/Barry Stiefel
----------------
Barry Stiefel                               Director

/s/Anat Winner
--------------
Anat Winner                                 Director

Magal Senstar Inc.
By:  /s/Brian Freeman                       Authorized Representative in
     ----------------                       the United States
Name: Brian Freeman
Title: President and Manager